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                                                                    EXHIBIT 99.4

                          Direct Deposit of Dividends
(Option available to shareholders not electing automatic dividend reinvestment)

   We are pleased to offer you the option of having your dividends deposited directly into the checking or savings account of your choice. By electing to participate in our direct deposit program, your quarterly dividend payment will be electronically credited to your account the same day that dividends are paid, without any further action required on your part. In addition, you will no longer need to worry about lost, stolen or destroyed dividend checks. The direct deposit of your dividend will be shown on your regular statement from your financial institution.

To take advantage of this feature, please complete the bottom portion of this form and return it to Crescent Bank and Trust Company, Attention: Shareholder Services. You must enclose a voided check (for checking account deposits) or a deposit slip (for savings account deposits) along with the completed authorization portion of this form.

Direct Deposit Authorization

I (we) authorize Crescent Banking Company to initiate credit entries and to initiate, if necessary, adjustments for any credit entries in error from my
(our) account. I (we) also authorize the financial institution named below to credit and/or debit adjustments to such account. This authorization will remain in effect until I (we) give written notice to terminate it.

Please note that everyone on the shareholder account must sign this authorization, in the same capacity as on the shareholder account. If name(s) on the shareholder account differ from the name(s) on the bank account, a medallion guarantee is required.

Financial Institution Information:
(Must be a member of the Automated Clearing House - ACH - Network)

________________________________________________________________________________
                     Name, Address and Phone Number of Bank


__________________________________      ______________________________________
      Bank Account Number                     Bank Transit Routing Number
[ ]  Checking                          (Contact your bank for this information)
[ ]  Savings

Signatures:


__________________________________      ______________________________________
Stockholder Signature                   Stockholder Signature

________________________   ___________________________     _____________________
Social Security Number      Shareholder Account Number     Date


________________________________
Telephone Number